As filed with the Securities and Exchange Commission on June 30, 2006 Registration Nos. 333-51590 and 333-104417

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO EACH OF THE FOLLOWING REGISTRATION STATEMENTS:
FORM S-8 REGISTRATION STATEMENT NO. 333-51590
FORM S-8 REGISTRATION STATEMENT NO. 333-104417
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICA ONLINE LATIN AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0963212
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

6600 N. Andrews Avenue, Suite 300, Fort Lauderdale, FL 33309
(954) 689-3000
(Address, including zip code, of registrant’s principal executive offices)

AMERICA ONLINE LATIN AMERICA, INC.
2000 STOCK PLAN
(Full title of the plan)

Mario Martin Lanzoni
Controller and Treasurer
America Online Latin America, Inc.
6600 N. Andrews Avenue, Suite 300, Fort Lauderdale, FL 33309
(954) 689-3000
(Name, address and telephone number of agent for service of process)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate	Amount of
to be registered	Registered	per share	offering price	registration fee
N/A*	N/A*	N/A*	N/A*	N/A*

*	This Amendment is being filed solely to terminate the Registration Statements and deregister all shares of class A common stock which were registered under the Registration Statements and which have not been issued or sold prior to the date of filing hereof.

DEREGISTRATION OF SHARES OF COMMON STOCK
     On December 11, 2000, America Online Latin America, Inc. (“AOLA”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (No. 333-51590) that registered 13,208,333 of shares of its class A common stock pursuant to AOLA’s 2000 Stock Plan. On April 9, 2003, AOLA filed with the Commission a registration statement on Form S-8 (No. 333-104417) (collectively with the registration statement on Form S-8 No. 333-51590, the “Registration Statements”) that registered additional 9,600,000 shares of class A common stock pursuant to AOLA’s 2000 Stock Plan.
     As previously reported, on June 24, 2005, AOLA and its subsidiaries AOL Puerto Rico Management Services, Inc., America Online Caribbean Basin, Inc. and AOL Latin America Management LLC (collectively, the “Debtors”) each filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On April 25, 2006, the U.S. Bankruptcy Court confirmed the Debtors’ Joint Plan of Reorganization and Liquidation (“Plan”) under section 1129 of the Bankruptcy Code.
     Pursuant to the Plan, all of the outstanding shares of AOLA’s class A common stock were cancelled, effective on June 30, 2006, the effective date of the Plan.
     AOLA is filing this Post-Effective Amendment No.1 (this “Amendment”) to terminate the Registration Statements and deregister all shares of class A common stock which were registered under the Registration Statements and which have not been issued or sold prior to the date of this Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No.1 to its Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, Florida on June 30, 2006.

AMERICA ONLINE LATIN AMERICA, INC.
By:	/s/ Mario Martin Lanzoni
	Name:	Mario Martin Lanzoni
	Title:	Controller and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statements has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Osvaldo Baños Osvaldo Baños	Chief Financial Officer	June 30, 2006
/s/ Mario Martin Lanzoni Mario Martin Lanzoni	Controller and Treasurer	June 30, 2006
/s/ William H. Luers William H. Luers	Director	June 30, 2006
/s/ Robert S. O’Hara, Jr. Robert S. O’Hara, Jr.	Director	June 30, 2006
/s/ Cristina Pieretti Cristina Pieretti	Director	June 30, 2006
/s/ Gerald Sokol, Jr. Gerald Sokol, Jr.	Director	June 30, 2006